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Allied Capital Corporation II and Subsidiaries
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
June 30, 1996


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                                                          For the Three Months Ended      For the Six Months Ended
                                                                    June 30,                      June 30,
                                                          ---------------------------    ---------------------------
                                                               1996           1995           1996           1995
                                                          ---------------------------    ---------------------------
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Primary Earnings Per Share:

     Net Increase in Net Assets Resulting
        from Operations                                     $2,212,000     $5,648,000      $8,161,000     $8,591,000
                                                          ===========================    ===========================

     Weighted average number of
        shares outstanding                                   7,214,944      6,938,191       7,178,527      6,938,191

     Weighted average number of
        shares issuable on exercise
        of outstanding stock options                            61,318         25,059          60,072         14,221
                                                          ---------------------------    ---------------------------
     Weighted average number of shares and
        share equivalents outstanding                        7,276,262      6,963,250       7,238,599      6,952,412
                                                          ===========================    ===========================

     Earnings per Share                                          $0.30          $0.81           $1.13          $1.24
                                                          ===========================    ===========================

Fully Diluted Earnings Per Share:

     Net Increase in Net Assets Resulting
        from Operations                                     $2,212,000     $5,648,000      $8,161,000     $8,591,000
                                                          ===========================    ===========================

     Weighted average number of
        shares and share equivalents
        outstanding as computed for
        primary earnings per share                           7,276,262      6,963,250       7,238,599      6,952,412

     Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                            16,119              -          17,039              -
                                                          ---------------------------    ---------------------------

     Weighted average of shares and
        share equivalents outstanding, as adjusted           7,292,381      6,963,250       7,255,638      6,952,412
                                                          ===========================    ===========================

     Earnings per Share                                          $0.30          $0.81           $1.12          $1.24
                                                          ===========================    ===========================
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